SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement” or “Subscription Agreement”) dated as of November 1, 2013 between JF RESTAURANTS, LLC (“JFR”) and JF FRANCHISING SYSTEMS, LLC (“JFF”), each of which are North Carolina limited liability Company having its principal offices at 6324 Fairview Road, Suite 550; Charlotte, NC 28210 (the “Companies”) the Companies’ existing Preferred Members (set out below) (the “Preferred Members”) and CHANTICLEER HOLDINGS, INC., a Delaware corporation having its principal offices at 11220 Elm Lane, Suite 203, Charlotte, NC 28277 (the “Subscriber”).

WHEREAS, on the terms and subject to the conditions hereinafter set forth, the Companies and the Preferred Members are offering (the “Offering”) with respect to an investment of five hundred and sixty thousand dollars (USD$560,000), the sale of a fifty one percent (51%) Preferred Membership Interest in the Companies (the “Ownership Interest”).

This Offering shall close on or before November 4, 2013. The Companies may extend the Offering upon approval of its Preferred Member Majority Approval.

WHEREAS, Subscriber desires to acquire the Ownership Interest in the Companies.

WHEREAS the existing Preferred Members consist of the following persons and corresponding ownership interest of each of the Companies.

Preferred Members	JFR-Preferred Membership Int	JFF-Preferred Membership Int
Joseph H. Drury	30.15%	25%
Ferguson Family Investments, LLC	27.01%	0%
Darrell C. Ferguson	0%	29%
Cameron Harris	28.87%	31%
Keith Stoneman	13.97%	15%

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

Section 1.                Subscription. On the terms and subject to the conditions hereinafter set forth, Subscriber hereby subscribes for and agrees to purchase from the Companies and/or the Preferred Members, fifty one percent (51%) Ownership Interest in the Companies, for the purchase price indicated (the “Purchase Price”). The Purchase Price is payable by check made payable to Fifth Third Bank in the amount of $348,633.22 and New Dominion Bank in the amount of $85,691.49, contemporaneously with the execution and delivery of this Subscription Agreement to the Companies or by wire transfer to the following coordinates:

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RBK:
ABA:
BNF:
A/C:
Attn:
Ref:

RBK:
ABA:
BNF:
A/C:
Attn:
Ref:

Promptly following a closing at which all of Subscriber’s subscription is accepted by the Companies and the Preferred Members (“Seller’s Acceptance”), all evidence of such acceptance will be delivered by the Companies to Subscriber.

Payment shall be made in the following method: the entirety of the above bank loans due as of November 1, 2013 to be paid upon execution and delivery of the Seller’s Acceptance, the remainder of $125,675.29 to be paid as directed by Preferred Member Majority Approval once confirmation received that Shareholders have converted their interest as provided below, but no later than November 20, 2013 (“Final Closing”).

Section 2.                Representations, Warranties and Covenants of Subscriber. Subscriber hereby represents, warrants and covenants to the Companies that:

2.1              Subscriber has received and has carefully read and considered the Term Sheet dated October 2013. In evaluating the suitability of an investment in the Companies, Subscriber has not relied upon any representations or other information (whether oral or written) received from the Companies, its officers, directors, agents, employees or representatives, except information set forth in this Agreement, the Term Sheet or information that is obtained from the Companies in order to verify such information. Subscriber has been afforded the opportunity to ask questions of and receive answers from management of the Companies concerning the terms and conditions of the Offering and to obtain such additional information as Subscriber deemed necessary in order to evaluate its investment in the Units.

2.2              Subscriber understands that its purchase of the Ownership Interest may have tax consequences and that Subscriber must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Securities. Subscriber has independently evaluated the merits of its decision to purchase pursuant to the transaction documents, and Subscriber confirms that it has been afforded the opportunity to consult with its business, tax and/or legal counsel in making such decision and has availed itself of that opportunity to the extent deemed advisable by Subscriber.

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2.3              Subscriber’s address set forth on the signature page hereto is its principal business address.

2.4              Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations hereunder. This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law. The funds provided for this investment are either separate property of Subscriber, community property over which Subscriber has the right of control or are otherwise funds as to which Subscriber has the sole right of management.

2.5              The execution, delivery and performance of this Subscription Agreement by Subscriber will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation or by-laws, if applicable, or any agreement to which Subscriber is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or on the Ownership Interest.

2.6              No consent from any other person is required in order for Subscriber to execute this Agreement and perform its obligations hereunder, or such consent has been obtained and a copy has been provided to the Companies.

2.7              Subscriber understands that the Companies may intend to pay compensation in connection with the sale of the Units to the extent permitted by law.

2.8              Subscriber has kept confidential the existence of the Offering and the information contained therein or made available in connection with any further investigation of the Companies.

2.9              Subscriber’s representations and warranties contained in this Subscription Agreement accompanying this Subscription Agreement do not contain any untrue statement of a material fact. Subscriber understands that the Companies is relying upon the truth and accuracy of the representations, warranties and agreements of Subscriber set forth herein in making its determination to sell the Ownership Interest.

2.10          Upon Final Closing, the Subscribed will execute such documents as are reasonably required to be bound by the Companies’ Operating Agreement and admitted as a Preferred Member.

Section 3.                Representations, Warranties and Covenants of Companies and Preferred Members. The Companies and Preferred Members hereby represents, warrants and covenants to the Subscriber that:

3.1              To their best knowledge and as otherwise disclosed, the Companies are not, with respect to their business operations, except as disclosed in Attachment A hereto, (i) parties to any pending lawsuit or other legal proceedings, reconciliation or arbitration proceedings or any other governmental investigation or proceedings; (ii) likely to become parties to any such legal proceedings; and (iii) no other such legal proceeding has been instituted, pending, and/or threatened against the Companies.

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3.2              The existing Shareholders shall convert all outstanding Member notes and loans to the Companies into Preferred Membership Interest prior to the execution of Final Closing and documentation, or at the election of the Preferred Member Majority Approval the Companies shall thereafter be released from all obligations for payment.

3.3              At Final Closing upon the delivery of the remainder of the Purchase Price of the Ownership Interest, the Subscriber, or its assignee shall be admitted as a Preferred Member of the Companies, and all action necessary to issue or transfer the Ownership Interest shall be delivered.

Section 4.                Miscellaneous.

4.1              Any notice or other communication required, permitted or provided for hereunder (each, a “Notice”) shall be effective as between the parties only if given in writing and sent by (a) personal delivery, (b) registered or certified mail (return receipt requested); or (c) express delivery service, to the Companies at 6324 Fairview Road, Suite 550; Charlotte, NC 28210 or to the Subscriber at: 11220 Elm Lane, Suite 203, Charlotte, NC 28277. Notice shall be deemed to have been duly given and received (i) if personally delivered, on the date of such delivery, (ii) if mailed, on the date set forth on the return receipt, or (iii) if delivered by express delivery, on the date of such delivery (as evidenced by the receipt provided to the express delivery service). If Notice cannot be delivered because of a changed address of which no Notice was given, or the refusal to accept delivery, the Notice shall be deemed received on the date it is sent (as evidenced by the affidavit of the sender).

4.2              This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.3              Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the Companies and Subscriber hereby: (a) agree that all questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, and (b) all legal proceedings concerning the interpretation, enforcement and defense of this Subscription Agreement shall be commenced in the Courts of the State of Delaware or the courts of the United States of America and appellate courts from any thereof (the “Courts”), (c) irrevocably submit to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Subscription Agreement); (d) irrevocably waive and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any of such Courts, or that such suit, action or proceeding is improper; (e) irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof (nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law); and (f) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby.

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4.4              This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Companies to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

4.5              If any provision of this Subscription Agreement is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Subscription Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

4.6              No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party or parties to be bound thereby. It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.7              The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

4.8              Subscriber acknowledges that the subscription made hereby is not binding upon the Companies until the Companies accepts it. The Companies has the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. If this subscription is rejected in whole, the Companies shall return the Purchase Price to Subscriber, without interest, and the Companies and Subscriber shall have no further obligation to each other by reason of this Subscription Agreement or the subscription made hereby. In the event of a partial rejection of this subscription, a proportionate amount of the Purchase Price will be returned to Subscriber, without interest.

4.9              This Subscription Agreement and its acceptance may be executed in any number of counterparts, each of which is an original for all purposes, but all of which together constitute one agreement. Execution and delivery may be effected by the transmission of electronic or facsimile signature pages.

[Remainder of Page Intentionally Blank, Signature Blank, Signature Page Follows]

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SIGNATURE PAGE FOR PARTNERSHIP, CORPORATION,
LIMITED LIABILITY COMPANY OR TRUST

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Name of partnership, corporation, limited liability
Company or trust

By:	Federal Tax ID Number

Name:

Title:	State of Organization

Address:

Telephone:

Fax:

Email:

Date:

Ownership Interest Subscribed For: __________

Purchase Price: __________________________

Exact Name in Which Securities are to be Registered: ________________________________________

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Subscription Accepted:
JF Restaurants, LLC

By:
Name: Joseph H. Drury
Title: Manager

Date:

JF Franchising Systems, LLC

By:
Name: Joseph H. Drury
Title: Manager

Date:

Consented and Agreed to by the Preferred Members of
JF Restaurants, LLC and JF Franchising Systems, LLC:

Joseph H. Drury

Ferguson Family Investments, LLC

By:
Darrell C. Ferguson, as Manager

Darrell C. Ferguson

Cameron Harris

Keith Stoneman

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SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE, PARTNERSHIP, LIMITED LIABILITY COMPANY, TRUST AND JOINT PURCHASERS

If Subscriber is a corporation, partnership, limited liability company, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

1. Certificate. Subscriber must date and sign the Certificate below, and, if requested by the Company, Subscriber may also be required to provide a copy of (a) the corporation’s articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, (c) the limited liability company’s certificate of formation or articles of organization, as applicable, and limited liability company agreement, operating agreement or similar agreement governing the rights and obligations of the members of the limited liability company, or (d) the trust agreement, as applicable.

2. Subscription Agreement.

(a) Corporations. An authorized officer of the corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

(b) Partnerships. An authorized partner must date, sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words “general partner” below his signature.

(c) Limited Liability Companies. An authorized member or manager must date, sign, and complete the Subscription Agreement with information concerning the limited liability company. The member or manager should print the name of the limited liability company above his signature, and print his name and the word “member” or “manager” below his signature.

(d) Trusts. In the case of a trust, the authorized trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word “trustee” below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

(e) Joint Ownership. In all cases, each individual must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Shares as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement signature page.

CERTIFICATE FOR CORPORATE, PARTNERSHIP,

LIMITED LIABILITY COMPANY, TRUST, AND JOINT SUBSCRIBERS

If Subscriber is a corporation, partnership, limited liability company, trust, joint purchaser, or other entity, an authorized officer, partner, member, manager or trustee must complete, date and sign this Certificate.

CERTIFICATE

I hereby certify that:

1. Subscriber has been duly formed is validly and existing and has full power and authority to purchase the Units and make an investment in Chanticleer Holdings, Inc.

2. The Subscription Agreement has been duly and validly authorized, executed, and delivered by Subscriber and constitutes the valid, binding, and enforceable obligation of Subscriber.

Date:
Name of corporation, partnership, limited liability company, trust or joint purchases
(please print)

Signature and title of authorized officer, partner, member, manager, trustee, or joint purchaser

EXHIBIT A

Pending Action in Mecklenburg County Superior court by New Dominion Bank.

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